EXHIBIT 99.01

Concur Exceeds Revenue and Earnings Expectations for 3rd Quarter Fiscal 2007

Concur raises fiscal 2007 expectations; introduces Travel & Expense 2.0 featuring Smart Expense™; agrees to acquire Gelco

REDMOND, Wash., August 1, 2007 – Concur (NASDAQ: CNQR), the world’s leading provider of on-demand Employee Spend Management services today reported financial results for its third fiscal quarter ended June 30, 2007.

Concur reported total revenue for the third quarter of fiscal 2007 of $33.3 million, driven by subscription revenue which was up 35% from the year-ago quarter. Total revenue for the quarter was up 24% from the year-ago quarter and up 8% sequentially. Fiscal 2007 third quarter net income, which includes income tax expense of $1.8 million, was $1.8 million, or $0.04 per share, and was above company expectations.

“The third quarter of fiscal 2007 was an exceptional quarter for the company as we exceeded our revenue, earnings and cash flow expectations. Concur is delivering on our vision to align technology, suppliers and service providers with the needs of our clients to drive costs out of their businesses,” said Steve Singh, chairman and CEO of Concur. “By delivering innovations like Smart Expense – which shatter the very notion of a traditional expense report – Concur is driving strong adoption by our clients and continued validation by some of the leading suppliers and service providers within the business travel industry.”

Singh continued, “Looking ahead we are raising our revenue, earnings and cash flow guidance for fiscal 2007. Upon the completion of the Gelco acquisition, which we expect to occur during the first quarter of fiscal 2008, we expect to add an additional $9 million of subscription revenue per quarter, while maintaining our total revenue growth target of 25% per year.”

Financial Highlights

•	Total revenue was $33.3 million for the third quarter of fiscal 2007, up 24% compared to the year-ago quarter and up 8% sequentially.

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Net income was $1.8 million, or $0.04 per share, for the third quarter of fiscal 2007 and included income tax expense of $1.8 million, compared to $31.6 million, or $0.79 per share, for the year-ago quarter which did not include a similar charge for income taxes. During the third quarter of fiscal 2006, Concur released a portion of its reserves against deferred tax assets, and beginning in the fourth quarter of fiscal 2006, Concur began recording income tax expense.

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Non-GAAP pretax income was $6.0 million, or $0.15 per share, for the third quarter of fiscal 2007, compared to $4.6 million, or $0.12 per share, for the year-ago quarter. Please refer to “About Concur’s Non-GAAP Financial Measures” below.

•	Non-GAAP operating margin was 19% for the third quarter of fiscal 2007, up from 18% for the year-ago quarter and up from 17% sequentially.

•	Cash flows from operations were $8.8 million for the third quarter of fiscal 2007, up 86% from the year-ago quarter.

•	Deferred revenue was $29.7 million for the third quarter of fiscal 2007, up 19% compared to the year-ago quarter and up 7% sequentially.

Recent Business Highlights

•	Concur unveiled Travel and Expense 2.0, which features Smart Expense™ – the game-changing innovation that virtually eliminates traditional expense reports and delivers One Touch Business Travel™.

•	Concur launched Concur® Connect which enables travel suppliers to offer Concur clients direct access to full content, affinity programs and e-receipts.

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Concur introduced the Concur Travel Management Company (TMC) Partnership Program, which enables participating TMC’s to deliver Concur’s end-to-end travel and expense management service to their clients.

•	Concur expanded European distribution through partnerships with BCC Corporate and Nordea, which provides thousands of corporate card clients with access to Concur’s services.

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Concur announced enhanced global capabilities for European business travelers, providing direct access to content, affinity programs and electronic receipts from VIA Rail, SNCF, Rail1, Die Bahn and Evolvi.

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Concur announced key contracts awarded in the third quarter of fiscal 2007 – which helped push the company’s customer base over the 5,000 client plateau – including Agility, Akebono Brake Corporation, Appleton Papers, Chefs Warehouse, Crowley Maritime Corporation, Dollar Tree Stores Inc., Ensemble Chimes Global, Fannie Mae,

Garrison Investment Group, Hancock Holding Company, Hawker Beechcraft Corporation, Inalfa Roof Systems, Independent Bank Corporation, Levi Strauss, Mandate Pictures, Psilos Group Managers, The Kor Group, The Linc Group, USA Mobility Wireless, Inc. and Woodforest Financial Group, Inc.

•	Concur was selected by BusinessWeek Magazine to its “100 Hot Growth Companies” list.

•	Concur was selected by Fortune Small Business Magazine to its “America’s 100 Fastest Growing Small Companies” list.

•	Concur was selected by Business 2.0 Magazine to its “100 Fastest-Growing Tech Companies” list.

•	Concur was ranked fourth by The Seattle Times on its “Northwest 100” list.

•	Concur was selected by Washington CEO Magazine as one of “Washington’s 100 Best Companies To Work For”.

Acquisition Highlights

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Concur agreed to acquire privately-held H-G Holdings, Inc. and its subsidiaries, including Gelco Information Network, Inc., the owner of Gelco Expense Management (Gelco). Gelco provides a wide range of expense management services to its clients, including ExpenseLink.

•	Gelco has over 1,200 clients in a wide range of industries with over 625,000 On-Demand service users.

•	Concur expects the acquisition to close during the first quarter of fiscal 2008.

•	Concur expects the acquisition to add $9M per quarter in revenue after closing.

•	Concur expects the acquisition to be accretive to pro forma earnings in fiscal 2008.

Business Outlook

The following statements are based on our current expectations and we do not undertake any duty to update them. These statements are forward-looking and inherently uncertain. Actual results may differ materially as a result of the factors identified below, the factors identified in our public filings made with the Securities and Exchange Commission (“SEC”), or other factors. Please also refer to “About Concur’s Non-GAAP Financial Measures” below for an explanation of our non-GAAP financial measures and a reconciliation of those measures to accounting principles generally accepted in the United States (“GAAP”).

•	Concur expects total revenue to be $33.6 million for the fourth quarter of fiscal 2007, and to be $127 million for fiscal 2007.

•	Concur expects earnings per share for the fourth quarter of fiscal 2007 to be $0.03 assuming an estimated effective tax rate of 55% and non-GAAP pre-tax earnings per share to be $0.13.

•	Concur expects earnings per share for fiscal 2007 to be $0.13 assuming an estimated effective tax rate of 55% and non-GAAP pre-tax earnings per share to be $0.51.

•	Concur expects the fiscal 2007 non-GAAP operating margin to be between 16% and 17% for the year as a whole.

About Concur Technologies, Inc.

Concur Technologies, Inc. is the world’s leading provider of on-demand Employee Spend Management services. Concur enables organizations to globally control costs by automating the processes they use to manage employee spending. Concur’s end-to-end solutions seamlessly unite online travel booking with automated expense reporting, streamline meeting management and optimize the process of managing vendor payments, employee check requests and direct reimbursements. Organizations of all sizes trust Concur to help them control spend before it occurs while eliminating paper and optimizing supplier relations. Concur’s unified approach to managing employee spend delivers a 360° view into all employee expenses, helping companies globally enforce policies and monitor vendor compliance, while delivering unprecedented control and valuable insight. Concur’s suite of on-demand services reach millions of employees across thousands of organizations around the world – streamlining business processes, reducing operating costs, improving internal controls and providing enhanced visibility and actionable expense analysis. More information about Concur is available at www.concur.com.

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All company or product names are trademarks and/or registered trademarks of their respective owner.

This press release contains forward-looking statements that are inherently uncertain. These forward-looking statements, such as the statements made by Mr. Singh, including the anticipated benefits of the acquisition of H-G Holdings, Inc. and the anticipated timing of completion of such acquisition, and the statements in the Business Outlook & Acquisition Highlights sections, are based on Concur’s current expectations and involve many risks and uncertainties that could cause actual results to differ materially from current expectations. Factors that could cause or contribute to actual results differing from current expectations include, but are not limited to: potential difficulties in completing the acquisition of H-G Holdings, Inc.; potential delays in market adoption and penetration of our subscription service offerings; potential difficulties associated with our deployment and support of our products and services; our ability to manage expected growth of our subscription service offerings, including those integrating the Gelco expense management service; the scalability of the hosting infrastructure for our subscription service offerings; potential increases in the rate of attrition of customers of our subscription service offerings; the level of investment in information technology by our customers; the level of business travel that may reduce the use of our products and services or inhibit new sales of our products and services; potential difficulties associated with strategic relationships and with development of new products and services, including those incorporating Gelco’s offerings; risks associated with expansion into new geographic markets; the lengthy sales cycle for our products and services; and uncertain market acceptance of recently-introduced or future products and services.

Please refer to the company’s public filings made with the SEC (http://www.sec.gov) for additional and more detailed information on risk factors that could cause actual results to differ materially from current expectations. Concur assumes no obligation to update the forward-looking information contained in this press release.

Investor Contact:

John Adair, Concur Technologies, Inc., 425-497-6439, johna@concur.com

Press Contact:

Stefanie Johansen, Weber Shandwick for Concur, 425-452-5468, sjohansen@webershandwick.com

Concur Technologies, Inc.

Consolidated Income Statements

(in thousands, except per share data)

(Unaudited)

	Three months ended June 30,		Nine months ended June 30,
	2007	2006	2007	2006
Revenues:
Subscription	$30,233	$22,385	$83,627	$56,790
Consulting and other	3,037	4,489	9,733	12,863

Total revenues	33,270	26,874	93,360	69,653

Expenses:
Cost of operations	11,037	10,153	32,324	27,779
Sales and marketing	9,380	6,067	24,469	16,491
Systems development and programming	3,766	3,793	11,387	9,057
General and administrative	4,618	3,546	13,315	10,288
Amortization of intangible assets	774	706	2,382	1,597

Total expenses	29,575	24,265	83,877	65,212

Operating income	3,695	2,609	9,483	4,441

Other income (expense):
Interest income	239	130	634	365
Interest expense	(386)	(369)	(1,099)	(588)
Other, net	(3)	69	91	(79)

Total other expense, net	(150)	(170)	(374)	(302)

Income before income tax	3,545	2,439	9,109	4,139

Income tax expense (benefit)	1,784	(29,120)	5,010	(29,000)

Net income	$1,761	$31,559	$4,099	$33,139

Net income per share available to common stockholders:
Basic	$0.05	$0.88	$0.11	$0.96
Diluted	0.04	0.79	0.10	0.85

Weighted average shares used in computing net income per share:
Basic	37,912	35,914	37,159	34,695
Diluted	41,117	39,912	40,618	38,908

Concur Technologies, Inc.

Consolidated Balance Sheets

(in thousands, except per share amounts)

	June 30, 2007	September 30, 2006
	(Unaudited)
Assets

Current assets:
Cash and cash equivalents	$25,185	$16,334
Accounts receivable, net of allowance of $2,405 and $1,544	25,300	22,734
Prepaid expenses	1,601	1,368
Deferred income taxes, net	2,715	2,759
Other current assets	7,852	5,883

Total current assets	62,653	49,078
Property and equipment, net	23,699	20,429
Intangible assets, net of amortization	11,188	13,570
Goodwill	65,628	65,628
Deferred income tax assets, net	19,994	24,839
Deposits and other long-term assets	9,711	7,775

Total assets	$192,873	$181,319

Liabilities and stockholders’ equity

Current liabilities:
Accounts payable	$4,625	$2,551
Accrued compensation	7,307	5,052
Acquisition-related liabilities	855	8,826
Other accrued liabilities	3,843	3,415
Current portion of long-term debt	6,000	3,312
Current portion of deferred rent	401	240
Current portion of deferred revenues	20,880	15,974

Total current liabilities	43,911	39,370
Long-term debt, net of current portion	5,369	13,520
Deferred rent, net of current portion	2,530	2,827
Deferred revenues, net of current portion	8,847	8,208

Total liabilities	60,657	63,925

Commitments and contingencies

Stockholders’ equity:
Convertible preferred stock, par value $0.001 per share	—	—
Authorized shares: 5,000; No shares issued or outstanding
Common stock, $0.001 par value	38	36
Authorized shares: 60,000
Shares issued and outstanding: 38,102 and 36,142
Issuable shares: 0 and 284
Additional paid-in capital	297,701	287,382
Accumulated deficit	(166,138)	(170,237)
Accumulated other comprehensive income	615	213

Total stockholders’ equity	132,216	117,394

Total liabilities and stockholders’ equity	$192,873	$181,319

Concur Technologies, Inc

Consolidated Cash Flow Statements

(in thousands)

(Unaudited)

	Three months ended June 30,		Nine months ended June 30,
	2007	2006	2007	2006
Operating activities:
Net income	$1,761	$31,559	$4,099	$33,139
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of intangible assets	774	706	2,382	1,597
Depreciation	2,412	1,358	6,484	3,676
Provision for doubtful accounts receivable	149	393	935	1,382
Share-based compensation expense	1,694	1,474	3,991	3,446
Deferred income taxes	1,740	(29,085)	4,890	(29,085)
Changes in operating assets and liabilities, net of effects from acquisition:
Accounts receivable	(3,683)	(171)	(3,452)	(5,376)
Prepaid expenses, deposits and other assets	(1,619)	(1,323)	(4,047)	(3,927)
Accounts payable	(582)	(1,669)	(551)	494
Accrued liabilities	4,285	720	4,884	(113)
Deferred revenues	1,901	795	5,526	3,671

Net cash provided by operating activities	8,832	4,757	25,141	8,904

Investing activities:
Purchases of property and equipment	(4,133)	(2,773)	(9,673)	(7,684)
Payments for acquisition, net of cash acquired	—	608	(7,750)	(21,900)

Net cash used in investing activities	(4,133)	(2,165)	(17,423)	(29,584)

Financing activities:
Proceeds from borrowings	11,369	—	11,369	18,000
Proceeds from issuance of common stock from exercise of stock options	1,901	1,469	7,413	4,177
Proceeds from issuance of common stock from employee stock purchase plan	197	191	616	605
Payments on repurchase of common stock	—	—	(1,853)	—
Repayments on borrowing	(15,620)	(630)	(16,832)	(1,260)

Net cash provided by financing activities	(2,153)	1,030	713	21,522

Effect of foreign currency exchange rate changes on cash and cash equivalents	187	131	420	49

Net increase (decrease) in cash and cash equivalents	2,733	3,753	8,851	891
Cash and cash equivalents at beginning of period	22,452	13,340	16,334	16,202

Cash and cash equivalents at end of period	$25,185	$17,093	$25,185	$17,093

Concur Technologies, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(in thousands, except per share and margin data)

(Unaudited)

	Three months ended June 30,		Nine months ended June 30,
	2007	2006	2007	2006
Operating income:
Operating income	$3,695	$2,609	$9,483	$4,441
Income from operations as a % of total revenue (Operating Margin)	11%	10%	10%	6%
Add back:
Effect of share-based compensation on operating income	1,694	1,474	3,991	3,446
Effect of amortization of intangibles on operating income	774	706	2,382	1,597

Non-GAAP operating income	$6,163	$4,789	$15,856	$9,484

Non-GAAP operating income as a % of total revenue (Non-GAAP Operating Margin)	19%	18%	17%	14%

Net income to pretax income:
Net income	$1,761	$31,559	$4,099	$33,139
Add back:
Share-based compensation	1,694	1,474	3,991	3,446
Amortization of intangibles	774	706	2,382	1,597
Income tax expense (benefit)	1,784	(29,120)	5,010	(29,000)

Non-GAAP pretax income	$6,013	$4,619	$15,482	$9,182

Diluted income per share:
Diluted income per share	$0.04	$0.79	$0.10	$0.85
Add back:
Effect of share-based compensation on income per share	0.04	0.04	0.10	0.09
Effect of amortization of intangibles on income per share	0.02	0.02	0.06	0.05
Provision for income taxes	0.05	(0.73)	0.12	(0.75)

Non-GAAP pretax diluted income per share	$0.15	$0.12	$0.38	$0.24

Shares used in calculation of basic and diluted non-GAAP income per share:
Basic	37,912	35,914	37,159	34,695
Diluted	41,117	39,912	40,618	38,908

CONCUR TECHNOLOGIES, INC.

About Concur’s Non-GAAP Financial Measures

This release contains non-GAAP financial measures. The tables above reconcile the non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with accounting principles generally accepted in the United States (“GAAP”).

Non-GAAP financial measures should not be considered as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. Concur’s non-GAAP financial measures do not reflect a comprehensive system of accounting, and they differ from GAAP measures with similar names and from non-GAAP financial measures with the same or similar names that are used by other companies. We strongly urge investors and potential investors in our securities to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures that are included in this release, and our consolidated financial statements, including the notes thereto, and the other financial information contained in our periodic filings with the SEC and not to rely on any single financial measure to evaluate our business.

Concur believes that its non-GAAP financial measures provide meaningful supplemental information regarding Concur’s operating results because they exclude amounts that Concur excludes as part of its monitoring of operating results and assessing the performance of the business. Concur believes that its non-GAAP financial measures also facilitate the comparison of results for current periods and business outlook for future periods with results of past periods. Concur presents the following non-GAAP financial measures in this release: non-GAAP operating income; non-GAAP operating margin; non-GAAP net income; and non-GAAP pre-tax earnings per share. Concur excludes the following items as noted from these non-GAAP financial measures:

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Share-based compensation expenses. Concur’s non-GAAP financial measures exclude share-based compensation expenses, which consist of expenses for stock options and restricted stock units (“RSU”) that it records under the provisions of Statement of Financial Accounting Standard No. 123(R). Concur excludes these expenses from its non-GAAP financial measures primarily because they are non-cash expenses that it does not consider part of ongoing operating results when assessing the performance of our business, and the exclusion of these expenses facilitates the comparison of results and business outlook for future periods with results for prior periods, which did not include share-based compensation expenses.

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Amortization of acquired intangible assets. In accordance with GAAP, operating expenses include amortization of software and other technology assets, other purchased intangible assets such as customer lists and covenants not to compete. Concur excludes these items from its non-GAAP financial measures because they are non-cash expenses that Concur does not consider part of ongoing operating results when assessing the performance of our business, and Concur believes that doing so facilitates comparisons to its historical operating results and to the results of other companies in our industry, which have their own unique acquisition histories.

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Income tax expense (benefit). In accordance with GAAP, Concur began recording income tax expense in the fourth quarter of fiscal 2006. Concur excludes this expense from its non-GAAP financial measures primarily because it is largely a non-cash expense that Concur does not consider part of ongoing operating results when assessing the performance of its business, and the exclusion of this expense facilitates the comparison of business outlook for future periods with results for prior periods, which did not include income tax expense.

Except as noted below, Concur believes that all of the following considerations apply equally to each of the non-GAAP financial measures that we present:

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Concur’s management uses non-GAAP operating income (including the derived non-GAAP operating margin), non-GAAP net income, non-GAAP earnings per share and non-GAAP pre-tax earnings per share in internal reports used by management in monitoring and making decisions regarding Concur’s business. For example, these measures are used in monthly financial reports prepared for management, and in quarterly reports to Concur’s Board of Directors. Concur also uses non-GAAP earnings per share and non-GAAP pre-tax earnings per share as measures that determines executive cash incentive compensation, along with GAAP measures, such as revenue.

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Because share-based compensation, amortization of acquired intangible assets are non-cash in nature and income tax expense is largely non-cash in nature, Concur believes that non-GAAP operating income, non-GAAP net income, non-GAAP earnings per share and non-GAAP pre-tax earnings per share provide a more focused view of the operations of its business. In particular, share-based compensation amounts are difficult to forecast, because the magnitude of the charges depends upon the volume and timing of stock option and RSU grants – which are unpredictable and can vary dramatically from period to period – and external factors such as interest rates and the trading price and volatility of Concur’s common stock. In addition, the income tax expense can vary significantly because losses in its foreign operations are not included in the calculation of the consolidated income tax expense as we have not yet released the reserves against the deferred tax assets for our foreign operations. Excluding these amounts improves comparability of the performance of the business across periods.

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The principal limitation of Concur’s non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded. In addition, non-GAAP financial measures are subject to inherent limitations because they reflect the exercise of judgments by management about which charges are excluded from the non-GAAP financial measures.

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To mitigate this limitation, Concur presents its non-GAAP financial measures in connection with its GAAP results, and recommends that investors do not give undue weight to its non-GAAP financial measures. Concur notes that the dilutive effect of outstanding options is reflected in fully-diluted shares outstanding used in calculating both GAAP earnings per share and our non-GAAP earnings per share.

Concur’s management believes that its non-GAAP financial measures provide useful information to investors because it allows investors to view the business through the eyes of management, facilitates comparison of its results across historical and future periods, and because its non-GAAP financial measures provide a special focus on the underlying operating performance of the business relative to expectations.